UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UMATRIN HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Delaware	5961	87-0814235
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

315 Madison Ave, 3rd Floor PMB #3050 New York, NY 10017
(866)-874-4888
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dato' Liew Kok Hong 315 Madison Ave, 3rd Floor PMB #3050 New York, NY 10017
(866)-874-4888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, Fifth Floor

Woodbridge, New Jersey 08830

Tel No.: (732) 395-4400

Fax No.: (732) 395-4401

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.00001 per share	100,000,000	$0.02	$2,000,000	$201.40

_____________

(1)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

2

EXPLANATORY NOTE

The sole purpose of this Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-211289) is to re-file the opinion of Lucosky Brookman LLP to the Registration Statement. No other changes have been made to the Registration Statement or the preliminary prospectus forming part thereof. Accordingly, Parts I and II of the Registration Statement have been omitted from this Amendment No. 4 to Registration Statement on Form S-1.

3

Item 16. Exhibits and Financial Statement Schedules

Exhibits #	Title
3.1	Certificate of Incorporation of the Company (1)
3.2	Certificate of Amendment to the Articles of Incorporation of the Company, dated June 3, 2008 (2)
3.3	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 16, 2015 (3)
3.4	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 28, 2015 (3)
3.5	Bylaws (2)
5.1	Opinion of Lucosky Brookman LLP
10.1	Share Exchange Agreement, dated January 6, 2016, by and among Dato' Sri Warren Eu Hin Chai, Dato' Liew Kok Hong, the Company, and U MATRIN WORLDWIDE SDN BHD. (3)
10.2	Term Loan Agreement, dated December 23, 2014, by and between RHB Bank Berhad and U MATRIN WORLDWIDE SDN BHD. (3)
10.3	Sale and Purchase Agreement, dated November 12, 2014, by and between Mega Panorama Sdn Bhd. and U MATRIN WORLDWIDE SDN BHD. (3)
21.1	List of Subsidiaries (3)
23.1	Consent of Yichien Yeh, CPA, as to the audit financials of Umatrin Holding Limited (4)
23.2	Consent of Yichien Yeh, CPA, as to the audit financials of U Matrin Worldwide Sdn. Bhd.(4)
23.3	Consent of Jimmy P. Lee CPA PC, as to the audit financials of U Matrin Worldwide Sdn. Bhd. (4)
23.4	Consent of Lucosky Brookman LLP. (filed as Exhibit 5.1)

______________

(1)	Incorporated by reference to the Company's Registration Statement on Form 10-SB, as filed with the Securities and Exchange Commission on March 8, 2005.
(2)	Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 29, 2008.
(3)	Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 6, 2016.
(4)	Previously filed with Amendment No. 3 to the Registration Statement on Form S-1.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 21st day of October, 2016.

UMATRIN HOLDING LIMITED

By:	/s/ Dato' Liew Kok Hong
Dato' Liew Kok Hong
President, Chief Executive Officer, and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dato' Liew Kok Hong	President, Chief Executive Officer, Chief	October 21, 2016
Dato' Liew Kok Hong	Financial Officer, and Chairman of the
Board of Directors (Principal Executive Officer and Principal Accounting Officer)

/s/ Dato' Sri Warren Eu Hin Chai	Vice President and Director	October 21, 2016
Dato' Sri Warren Eu Hin Chai

/s/ Dato' Osmanthus Ang Kui Hwa	Independent Director	October 21, 2016
Dato' Osmanthus Ang Kui Hwa

/s/ Teoh Bi Shan	Director	October 21, 2016
Teoh Bi Shan

/s/ Teng Ling Ching	Director	October 21, 2016
Teng Ling Ching

5